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                                                                    Exhibit 99.1
(terra logo)
Complejo Attica
Via de las Dos Castillas, 33.
Edificio 1-1a plta.
Tel.: 34-1-452.30.62
Fax: 34-1-452.31.47



I, Cristina Lamana, General Counsel of Terra Networks, S.A., to the best of my knowledge and reasonable belief certify that the English translations of the original Spanish and Portuguese documents that are included as exhibits in this Registration Statement filed on Form F-1 by Terra Networks, S.A., are fair and accurate English translations.

October 28, 1999-10-28





                                                 /s/ Cristina Lamana
                                                 Cristina Lamana
                                                 General Counsel
                                                 Terra Networks, S.A.